Exhibit 10.2

WEBEX COMMUNICATIONS, INC.

2000 STOCK INCENTIVE PLAN

(Adopted by the Board on March 29, 2000)

(Amended and Restated by the Board Effective November 6, 2006)

i

WEBEX COMMUNICATIONS, INC.

2000 STOCK INCENTIVE PLAN

(Amended and Restated by the Board Effective November 6, 2006)

SECTION 1. ESTABLISHMENT AND PURPOSE

The Plan was adopted by the Board of Directors effective March 29, 2000. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than fifty percent (50%) of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “Change in Control” shall mean the occurrence of either of the following events:

(ii) A change in the composition of the Board of Directors, as a result of which fewer than two-thirds of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back” date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who by the acquisition or aggregation of securities, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent

(50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company. For purposes of this Subsection (d)(ii), the term “person” shall exclude a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary; or

(iii) The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) March 29, 2000 or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the committee designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof. The Committee shall have membership composition which enables the Options or other rights granted under the Plan to qualify for exemption under Rule 16b-3 with respect to persons who are subject to Section 16 of the Exchange Act.

(g) “Company” shall mean Webex Communications, Inc., a Delaware corporation.

(h) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in the second sentence of Section 4(a) and Section 4(b).

(i) “Employee” shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary; (ii) a member of the Board of Directors, including (without limitation) an Outside Director, or an affiliate of a member the Board of Directors; (iii) a member of the board of directors of a Subsidiary; or (iv) an independent contractor or advisor who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors, a member of the board of directors of a Subsidiary or as an independent contractor or advisor shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a) and Section 4(b).

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price” shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

(l) “Fair Market Value” shall mean (i) the closing price of a Share on the principal exchange which the Shares are trading, on the date on which the Fair Market Value is determined (if Fair Market Value is determined on a date which the principal exchange is closed, Fair Market Value shall be determined on the last immediately preceding trading day), or (ii) if the Shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price on the date on which the Fair Market Value is determined, or (iii) if the Shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

(m) “ISO” shall mean an employee incentive stock option described in Code Section 422.

(n) “Lead Director” shall mean an Outside Director who, pursuant to written guidelines referenced in the charter of the Board of Directors’ Nominating and Governance Committee, is designated by the Board of Directors as the “Lead Director”.

(o) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(p) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(q) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(r) “Optionee” shall mean an individual or estate who holds an Option or SAR.

(s) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of the Company or of a Subsidiary. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in the second sentence of Section 4(a).

(t) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a parent commencing as of such date.

(u) “Participant” shall mean an individual or estate who holds an Award.

(v) “Plan” shall mean this 2000 Stock Incentive Plan of WebEx Communications, Inc., as amended from time to time.

(w) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(x) “Restricted Share” shall mean a Share awarded under the Plan.

(y) “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(z) “SAR” shall mean a stock appreciation right granted under the Plan.

(aa) “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(bb) “Service” shall mean service as an Employee. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a consultant or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law; provided, however, that the vesting of an Award shall be suspended for the period of such leave of absence unless the continuation of vesting during the period of such leave is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(cc) “Share” shall mean one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(dd) “Stock” shall mean the Common Stock of the Company.

(ee) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(ff) “Stock Purchase Agreement” shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(gg) “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(hh) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(ii) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(jj) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

SECTION 3. ADMINISTRATION

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to the grant of Awards to persons who are officers or directors of the Company under Section 16 of the Exchange Act or the Board itself.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so grant.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards) and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

(x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee’s or Offeree’s divorce or dissolution of marriage;

(xii)To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Stock Purchase Agreement; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY

(a) General Rule. Only Employees shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs. In addition, only individuals who are employed as common-law employees by the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

(b) Outside Directors. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

(i) Outside Directors shall only be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options and SARs.

(ii) Each Outside Director shall automatically be granted a SAR in the amount of 30,000 Shares (subject to adjustment under Section 12) as a result of their appointment as an Outside Director. In addition, on the first business day following the conclusion of each regular annual meeting of the Company’s stockholders occurring after 2003 and following the meeting at which such person’s appointment to the Board was approved by the stockholders, each Outside Director who (i) will continue serving as a member of the Board thereafter, and (ii) who has been a member of the Board for at least six months as of the annual meeting shall receive a SAR in the amount of 10,000 Shares (subject to adjustment under Section 12). In addition, on the first business day following the conclusion of each regular annual meeting of the Company’s stockholders occurring after 2003 and following such person’s appointment as Lead Director, a Lead Director (i) who will continue serving as the Lead Director thereafter, and (ii) who has been a member of the Board for at least six months as of the annual meeting shall receive a SAR in the amount of 5,000 Shares (subject to adjustment under Section 12). Vesting of such grants will terminate upon conclusion of service for the respective positions.

(iii) The Exercise Price of all SARs granted to an Outside Director under this Section 4(b) shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, with exercise and payment to occur as provided in Section 10(f).

(iv) Each SAR granted under Section 4(b)(ii) shall become exercisable in 48 equal monthly installments on each of the first 48 monthly anniversaries of the date of the grant. Notwithstanding the foregoing, each Outside Director’s initial SAR grant and any additional SAR grants shall become exercisable in full in the event that a Change in Control occurs with respect to the Company.

(v) All SARs granted to an Outside Director under this Section 4(b) shall terminate on the earliest of (A) the tenth (10th) anniversary of the date of grant of such SARs or (B) the date twelve (12) months after the termination of such Outside Director’s service for any reason.

(c) Limitation On Grants. No Employee shall be granted Options to purchase more than one million (1,000,000) Shares in any fiscal year of the Company (subject to adjustment in accordance with Section 12).

(d) Ten Percent Stockholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Code Section 422(c)(5).

(e) Attribution Rules. For purposes of Subsection 4(d) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.

(f) Outstanding Stock. For purposes of Subsection 4(d) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed nine million (9,000,000) Shares, plus the additional Shares described in Sections (b) and (c). The limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12.

(b) Annual Increase in Shares. As of January 1 of each year, commencing with the year 2001, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of (i) five million five hundred thousand (5,500,000) shares, (ii) eight percent (8%) of the outstanding shares of Stock of the Company on such date or (iii) a lesser amount determined by the Board. The aggregate number of Shares that may be issued under the Plan shall at all times be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being settled or exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

(d) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

SECTION 6. RESTRICTED SHARES

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one (1) or more years equal or exceed a target determined in advance by the Committee. Such performance shall be determined by the Company’s independent auditors. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall determine such target not later than the 90th day of such period. A Restricted

Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES

(a) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within thirty (30) days after the grant of such right was communicated to him by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

(b) Purchase Price. The Purchase Price shall be determined by the Committee at its sole discretion.

(c) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

(d) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(e) Sub Plan for France. Any Options granted to Employees that are subject to taxation in France shall be subject to the terms and conditions of the Sub Plan for France, which is an Addendum to the Plan. The additional terms and conditions of the Sub Plan for France are to be read in conjunction with the rules of the Plan. Conflicts of interpretation between the Plan and Sub Plan for France shall be resolved in favor of the Sub Plan for France only with respect to Options granted to Employees that are subject to taxation in France.

(f) Non-U.S. Employees. With respect to any Participating Company which employs Participants who reside outside of the United States, and notwithstanding anything herein to the contrary, the Board may in its sole discretion amend or vary the terms of the Plan in order to conform such terms with the requirements of local law to meet the objectives and purpose of the Plan, and the Board may, where appropriate, establish one or more sub-plans to reflect such amended or varied provisions.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in a form described in Section 9.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than one million (1,000,000) Shares.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(d). Subject to the foregoing in this Section 8(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Sections 9.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of grant (five (5) years for Employees described in Section 4(d)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 8(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Nontransferability. During an Optionee’s lifetime, his Option(s) shall be exercisable only by him and shall not be transferable. In the event of an Optionee’s death, his Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

(g) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(h) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the limitation that in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

(i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

(j) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option.

(k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(l) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 9. PAYMENT FOR SHARES

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections 9(b) through 9(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(g) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any for that is unlawful, as determined by the Committee in it sole discretion.

SECTION 10. STOCK APPRECIATION RIGHTS

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than one million (1,000,000) Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than five hundred thousand (500,000) Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 12.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company, subject to the following sentence.

(f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. Unless the SAR Agreement otherwise provides, if, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

(e) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, may alter or impair his or her rights or obligations under such SAR.

SECTION 11. STOCK UNITS

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both, as determined by the Committee. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 12. ADJUSTMENT OF SHARES

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments in each of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Sections 4(c), 8(b) and 10(b);

(iii) The number of SARs to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

(vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Reservation of Rights. Except as provided in this Section 12, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13. DEFERRAL OF AWARDS

The Committee (in its sole discretion) may permit or require a Participant to:

(i) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES

(a) Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive SARs, NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, SARs, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such SARs, NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c) Number and Terms of SARs, NSOs, Restricted Shares or Stock Units. The number of SARs, NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such SARs, NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan, and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 17. WITHHOLDING TAXES

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 18. LIMITATION ON PARACHUTE PAYMENTS

(a) Scope of Limitation. This Section 18 shall apply to an Award if the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Section 18. If this Section 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

(b) Basic Rule. In the event that the independent auditors most recently selected by the Board (the “Auditors”) determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 18, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

(c) Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice. If no such election is made by the Participant within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 18, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 18 shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

(d) Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

(e) Related Corporations. For purposes of this Section 18, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

SECTION 19. NO EMPLOYMENT RIGHTS

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 20. DURATION AND AMENDMENTS

(a) Term of the Plan. The amended and restated Plan, as set forth herein, shall terminate automatically ten years after its adoption and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 21. EXECUTION

To record the adoption of the amended and restated Plan by the Board of Directors effective as of November 6, 2006, the Company has caused its authorized officer to execute the same.

WEBEX COMMUNICATIONS, INC.

By:	/s/ Subrah S. Iyar
Subrah S. Iyar President and Chief Executive Officer

ADDENDUM

WEBEX COMMUNICATIONS, INC.

2002 STOCK INCENTIVE PLAN

SUB FOR FRANCE

Additional Terms and Conditions for Employees Subject to Taxation in France

The additional terms and conditions detailed below are to be read in conjunction with the rules of the Plan. The terms used herein are defined in the Stock Option Agreement for employees subject to the laws in France. Any terms not specifically defined in the Stock Option Agreement for employees subject to the laws in France have the same meaning as defined in the Plan.

1.	Notwithstanding any other provision of the Plan, options may only be granted to individuals (hereafter the "beneficiaries" or "Participants"):

-	having an employment contract with the French subsidiary or a Group company as defined below, upon the date of grant;

-	and/or to the non-employed directors having a management function [the “président-directeur général”, the “directeur-général”, the “members of the “directoire”] of the French subsidiary or a Group company as defined below, upon the date of grant.

Options may not be issued under the French Sub Plan to employees or executives owning upon the date of grant more than ten percent (10%) of the Company’s capital shares.

-	A Group company is a company having the following capital links with the granting Company:

-	At least 10% of the French subsidiary capital is held, directly or indirectly, by the granting Company, or

-	the French subsidiary directly or indirectly holds at least 10% of the granting Company’s capital, or

-	at least 50% of the French subsidiary’s capital is held, directly or indirectly by a company which holds, directly or indirectly, at least 50% of the granting Company’s capital.

2.	Notwithstanding any other provision of the Plan, the Board can set the exercise price of any options granted under this sub-plan as the greater of fair market value on the date of grant or 80% of the average stock exchange price during the twenty days preceding the related grant or 80% of the average repurchase price of its own shares held by the Company to be allocated to beneficiaries.

3.	Notwithstanding any other provision of the Plan, options granted within a twenty (20) day period following a distribution of dividends or a capital increase of the Company shall not be deemed to have been granted under this Sub-Plan.

4.	Notwithstanding any other provision of the Plan, options granted within the following time periods shall be deemed not to have been granted under this Sub-Plan:

-	during the period of time between the ten stock exchange sessions preceding and following the date consolidated accounts are made public, or if no consolidated accounts, the date of publication of annual accounts, and

-	during the period of time between the date the Company becomes aware of information which would have a significant impact on the Company’s shares and the date after the end of ten stock exchange sessions following the date upon which the information is made public (pursuant to Article 70 of the bill modifying the last paragraph of Article 208-1 of law n°66-537 of 24 July 1966).

5.	Notwithstanding any other provision of the Plan, unless otherwise agreed by the Board or the applicable Committee, options will be exercisable under the vesting schedule set out in the Stock Option agreement for employees subject to the laws in France. Notwithstanding any other provision of the Plan, the Board is authorized to unilaterally accelerate, reduce, lift or cancel vesting of any option granted under this Sub Plan, as may be necessary or desirable to comply with the French applicable social or tax laws. Furthermore, the Board or the applicable Committee has the discretion to impose a restriction of up to three years on the sale of shares issued as a result of an option exercise.

6.	Notwithstanding any other provision of the Plan, the exercise price shall remain unchanged. The exercise price can only be adjusted upon the occurrence of the events specified under July 24, 1966 corporate law (section 208-5) in accordance with French law.

7.	The total number of options granted and remaining unexercised (outstanding options) will never cover a number of shares exceeding one-third of the share capital of Webex Corporation, Inc.

Appendix A

Performance Criteria

The Board or Compensation Committee may, but need not, determine that an award shall vest or be granted subject to the satisfaction of one or more performance goals. Performance goals for awards will be determined by the Compensation Committee of the Board and will be designed to support the business strategy, and align executives’ interests with customer and shareholder interests. For awards that are intended to qualify as performance-based compensation under Section 162(m), performance goals will be based on one or more of the following business criteria: unit volume, revenues, customer satisfaction, quality, reliability, expenses, productivity, earnings (which includes similar measurements such as net profits, operating profits and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes), margins, cash flow, shareholder return, return on equity, return on assets, return on investments, working capital, registered users, product or service releases, and/or stock price. These criteria may be measured: individually, alternatively or in any combination; with respect to the Company, a subsidiary, division, business unit, product line, product or any combination of the foregoing; on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods or to other external measures; and including or excluding items that could affect the measurement, such as extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions or divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations.

STOCK APPRECIATION RIGHTS AGREEMENT

FOR WEBEX COMMUNICATIONS, INC.

2000 Stock Incentive Plan

THIS STOCK APPRECIATION RIGHTS AGREEMENT (the “Stock Appreciation Rights Agreement”) together with the Notice of Grant of Stock Appreciation Rights (the “Notice of Grant”) to which this Stock Appreciation Rights Agreement is attached and the Notice of Stock Appreciation Rights Exercise (the “Notice of Exercise”) attached to this Stock Appreciation Rights Agreement and the applicable terms of the WebEx Communications, Inc. 2000 Stock Incentive Plan (the “Stock Plan”) contain the terms and conditions of the stock appreciation right granted to you pursuant to the Notice of Grant. The defined terms in the Stock Plan have the same meanings in this Stock Appreciation Rights Agreement.

Grant of Stock Appreciation Right. Effective as of grant date set forth in the Notice of Grant, the Company hereby irrevocably grants to you the right to the appreciation on the number of Shares set forth in the Notice of Grant (the “SAR”), as determined in the immediately succeeding paragraph, upon the terms and conditions set forth in this Agreement.

Settlement of Stock Appreciation Rights. Upon exercise of all or a specified portion of your SARs, you (or such other person entitled to exercise the SAR pursuant to this Agreement and the Plan) shall be entitled to receive from the Company Shares with an aggregate Fair Market Value of a Share on the date of exercise of the SAR equal to the amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the exercise price per share of the SAR set forth in the Notice of Grant, by (ii) the number of Shares with respect to which the SAR shall have been exercised; provided, however, that no fractional Share will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated.

Vesting Schedule and Exercisability. Unless your Notice of Grant specifies otherwise, 25% of the Shares subject to the SAR vest and become exercisable on the first anniversary of the SAR grant date, and 1/48 of the Shares subject to the SAR vest and become exercisable each month commencing on the 13 month anniversary of the SAR grant date and ending on the 48 month anniversary of the SAR grant date.

Term. The SAR expires on the date shown in the Notice of Grant, but in no event later than the tenth anniversary of the SAR grant date set forth in the Notice of Grant.

Regular Termination. If your common-law employment with the Company or a Subsidiary terminates for any reason, your vesting will stop on the date of such termination. This SAR will expire ninety (90) days after the date of termination of Service, unless due to death or Total and Permanent Disability, but in no event later than the expiration date of the SAR.

Death or Disability. If your Service terminates as a result of your Total and Permanent Disability or death, this SAR will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your termination of employment, but in no event later than the expiration date of the SAR.

Leaves of Absence. For purposes of this SAR, your Service does not terminate when you go on a military leave of absence, a sick leave of absence or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. Your Service will terminate when the approved leave of absence ends unless you immediately return to active work. Vesting will be suspended during leaves of absence unless continued vesting during the leave is required by applicable law.

Restrictions on Exercise. The Company will not permit you to exercise this SAR if the issuance of Shares at that time would violate any law or regulation.

Notice of Exercise. You may exercise the vested portion of your SAR during its term through the on-line brokerage account set up for you by the Company. If you are unable to exercise through your on-line brokerage account, you may exercise by completing the Notice of Exercise form which is available from the Company stock administrator and filing it with the Company stock administrator. The exercise of your SAR will be effective when the Notice of Exercise is received by the Company. If someone else wants to exercise this SAR after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Withholding Taxes and Stock Withholding. No stock certificates will be distributed to you unless any withholding taxes that may be due as a result of this SAR have been paid. By signing this Agreement, you authorize the Company or your actual employer to withhold all applicable withholding taxes legally payable by you. The Company, in its sole discretion, will withhold shares of Common Stock that otherwise would be distributed to you when the SAR is settled to satisfy the withholding obligation, but not in excess of the amount of shares necessary to satisfy the minimum withholding amount. The Fair Market Value of these shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes. You also authorize the Company, or your actual employer, to satisfy all withholding obligations of the Company or your actual employer from your wages or other cash compensation payable to you by the Company or your actual employer.

Restrictions on Resale. By entering into this Stock Appreciation Rights Agreement, you agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale (e.g., a lock-up period after the Company goes public). This restriction will apply as long as you are providing Service to the Company or a Subsidiary.

Transfer of SAR. Prior to your death, only you can exercise this SAR. You cannot transfer or assign this SAR. For instance, you may not sell this SAR or use it as security for a loan. If you attempt to do any of these things, this SAR will immediately become invalid. You may in any event dispose of this SAR in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your SAR in any other way.

Retention Rights. Neither your SAR nor this Stock Appreciation Rights Agreement give you the right to be retained by the Company or a Subsidiary in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights. You have no rights as a stockholder of the Company until you have exercised this SAR by giving the required Notice of Exercise to the Company and paying the Exercise Price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this SAR, except as described in the Plan.

Adjustments. In the event of a stock split, a stock dividend or a similar change in the Stock, the number of Shares subject to this SAR and the Exercise Price per share may be adjusted pursuant to the Plan.

Applicable Law. This Stock Appreciation Rights Agreement will be interpreted and enforced under the laws of the State of California (without regard to choice-of-law provisions).

The Plan and Other Agreements. The text of the Plan is incorporated in this Stock Appreciation Rights Agreement by reference. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. This Stock Appreciation Rights Agreement, the Notice of Grant, the Notice of Exercise and the Plan constitute the entire understanding between you and the Company regarding this SAR. Any prior agreements, commitments or negotiations concerning the SAR are superseded. This Stock Appreciation Rights Agreement, the Notice of Grant and the Notice of Exercise may be amended only by another written agreement, signed by both you and the Company.

BY SIGNING THE NOTICE OF GRANT, YOU AGREE TO ALL OF THE

TERMS AND CONDITIONS DESCRIBED IN THE NOTICE OF GRANT, THE

STOCK OPTION AGREEMENT, THE NOTICE OF EXERCISE AND THE PLAN.

RESTRICTED STOCK UNIT AGREEMENT

WEBEX COMMUNICATIONS, INC.

2000 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) together with the Notice of Grant of Restricted Stock Units (the “Notice of Grant”) to which this Agreement is attached and the applicable terms of the WebEx Communications, Inc. 2000 Stock Incentive Plan (the “Stock Plan”) contain the terms and conditions of the restricted stock unit granted to you pursuant to the Notice of Grant. The defined terms in the Stock Plan have the same meanings in this Agreement.

Payment for Stock Units	No payment is required for the Stock Units you receive.

Vesting	Subject to the terms and conditions of the Plan and this Stock Unit Agreement (the “Agreement”), your Stock Units vest in accordance with the schedule set forth in the Notice of Stock Unit Award. Vesting will be suspended during leaves of absence unless continued vesting during the leave is required by applicable law.

Forfeiture	When your common-law employment with the Company or a Subsidiary terminates for any reason, vesting of your Stock Units subject to such Award immediately stops and such Award expires immediately as to the number of Stock Units that are not vested as of the date such Service terminates

This means that the unvested Stock Units will immediately be cancelled. You receive no payment for Stock Units that are forfeited.

The Company determines when your Service terminates for this purpose and all purposes under the Plan.

Leaves of Absence	For purposes of this Award, your Service does not terminate when you go on a military leave of absence, a sick leave of absence or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. Your Service will terminate when the approved leave of absence ends unless you immediately return to active work.

Nature of Stock Units	Your Stock Units are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue shares of Common Stock (or distribute cash) on a future date. As a holder of Stock Units, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends	Your Stock Units carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your Stock Units are settled by issuing shares of the Company’s Common Stock. No adjustments will be made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Stock Units Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any Stock Units. For instance, you may not use your Stock Units as security for a loan.

Settlement of Stock Units	Each of your Stock Units will be settled when it vests.

At the time of settlement, you will receive one share of the Company’s Common Stock for each vested Stock Unit; provided, however, that no fractional Share will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated.

Withholding Taxes and Stock Withholding	No stock certificates will be distributed to you unless any withholding taxes that may be due as a result of this award have been paid. By signing this Agreement, you authorize the Company or your actual employer to withhold all applicable withholding taxes legally payable by you. The Company, in its sole discretion, will withhold shares of Common Stock that otherwise would be distributed to you when the units are settled to satisfy the withholding obligation, but not in excess of the amount of shares necessary to satisfy the minimum withholding amount. The Fair Market Value of these shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes. You also authorize the Company, or your actual employer, to satisfy all withholding obligations of the Company or your actual employer from your wages or other cash compensation payable to you by the Company or your actual employer.

Restrictions on Resale	By signing this Agreement, you agree not to sell any shares of the Company’s Common Stock issued upon settlement of the Stock Units at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

No Retention Rights	Neither your Award nor this Agreement gives you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Stock Units covered by this Award may be adjusted pursuant to the Plan.

Beneficiary Designation	You may dispose of your Stock Units in a written beneficiary designation. A beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive any vested Stock Units that you hold at the time of your death.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California (without regard to choice-of-law provisions).

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE NOTICE OF GRANT, YOU AGREE TO ALL OF THE

TERMS AND CONDITIONS DESCRIBED IN THE NOTICE OF GRANT, THIS

AGREEMENT AND THE PLAN.

EXECUTIVE STOCK APPRECIATION RIGHTS AGREEMENT

FOR WEBEX COMMUNICATIONS, INC.

2000 Stock Incentive Plan

THIS STOCK APPRECIATION RIGHTS AGREEMENT (the “Stock Appreciation Rights Agreement”) together with the Notice of Grant of Stock Appreciation Rights (the “Notice of Grant”) to which this Stock Appreciation Rights Agreement is attached and the Notice of Stock Appreciation Rights Exercise (the “Notice of Exercise”) attached to this Stock Appreciation Rights Agreement, the Company’s grant notification letter to you (“Grant Notification Letter”) and the applicable terms of the WebEx Communications, Inc. 2000 Stock Incentive Plan (the “Stock Plan”) contain the terms and conditions of the stock appreciation right granted to you pursuant to the Notice of Grant. The defined terms in the Stock Plan have the same meanings in this Stock Appreciation Rights Agreement.

Grant of Stock Appreciation Right. Effective as of grant date set forth in the Notice of Grant, the Company hereby irrevocably grants to you the right to the appreciation on the number of Shares set forth in the Notice of Grant (the “SAR”), as determined in the immediately succeeding paragraph, upon the terms and conditions set forth in this Agreement.

Settlement of Stock Appreciation Rights. Upon exercise of all or a specified portion of your SARs, you (or such other person entitled to exercise the SAR pursuant to this Agreement and the Plan) shall be entitled to receive from the Company Shares with an aggregate Fair Market Value of a Share on the date of exercise of the SAR equal to the amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the exercise price per share of the SAR set forth in the Notice of Grant, by (ii) the number of Shares with respect to which the SAR shall have been exercised; provided, however, that no fractional Share will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated.

Vesting Schedule and Exercisability. Unless your Notice of Grant or your Grant Notification Letter specifies otherwise, 25% of the Shares subject to the SAR vest and become exercisable on the first anniversary of the SAR grant date, and 1/48 of the Shares subject to the SAR vest and become exercisable each month commencing on the 13 month anniversary of the SAR grant date and ending on the 48 month anniversary of the SAR grant date.

Term. The SAR expires on the date shown in the Notice of Grant, but in no event later than the tenth anniversary of the SAR grant date set forth in the Notice of Grant.

Regular Termination. If your common-law employment with the Company or a Subsidiary terminates for any reason, your vesting will stop on the date of such termination. This SAR will expire ninety (90) days after the date of termination of Service, unless due to death or Total and Permanent Disability, but in no event later than the expiration date of the SAR.

Death or Disability. If your Service terminates as a result of your Total and Permanent Disability or death, this SAR will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your termination of employment, but in no event later than the expiration date of the SAR.

Leaves of Absence. For purposes of this SAR, your Service does not terminate when you go on a military leave of absence, a sick leave of absence or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. Your Service will terminate when the approved leave of absence ends unless you immediately return to active work. Vesting will be suspended during leaves of absence unless continued vesting during the leave is required by applicable law.

Restrictions on Exercise. The Company will not permit you to exercise this SAR if the issuance of Shares at that time would violate any law or regulation.

Notice of Exercise. You may exercise the vested portion of your SAR during its term through the on-line brokerage account set up for you by the Company. If you are unable to exercise through your on-line brokerage account, you may exercise by completing the Notice of Exercise form which is available from the Company stock administrator and filing it with the Company stock administrator. The exercise of your SAR will be effective when the Notice of Exercise is received by the Company. If someone else wants to exercise this SAR after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Withholding Taxes and Stock Withholding. No stock certificates will be distributed to you unless any withholding taxes that may be due as a result of this SAR have been paid. By signing this Agreement, you authorize the Company or your actual employer to withhold all applicable withholding taxes legally payable by you. The Company, in its sole discretion, will withhold shares of Common Stock that otherwise would be distributed to you when the SAR is settled to satisfy the withholding obligation, but not in excess of the amount of shares necessary to satisfy the minimum withholding amount. The Fair Market Value of these shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes. You also authorize the Company, or your actual employer, to satisfy all withholding obligations of the Company or your actual employer from your wages or other cash compensation payable to you by the Company or your actual employer.

Change in Control. In the event of a Change in Control (as defined in the Stock Plan), the following accelerated vesting will occur: (i) twenty five (25%) of the SARs that are not vested as of the date of the Change in Control shall become fully vested immediately upon the date of such Change in Control, and (ii) if, within one year after the effective date of the Change of Control, the surviving entity: (A) terminates your employment, (B) materially reduces your responsibilities or compensation (provided, however, that carrying on substantially the same responsibilities with respect to the business of the Company even as a division or subsidiary of a larger entity will not be deemed a material reduction of responsibilities), or (C) requires you to relocate outside of the San Francisco Bay Area as a condition of your continued employment and you decline to do so, then the remaining SARs that are not vested as of the date of the Change in Control shall become fully vested, provided however, that in order to obtain the accelerated vesting specified in clause (ii) you must remain as an employee to assist in the transition as long as your assistance is desired by the surviving entity, for a period not to exceed six (6) months from the effective date of the Change in Control (provided that your compensation is not materially reduced during such period) (“Transition Assistance Period”). Such accelerated vesting under clause (ii) shall become effective at the later of completion of the Transition Assistance Period or, if there is no such period, upon the occurrence of one of the events specified in clause (ii).

Restrictions on Resale. By entering into this Stock Appreciation Rights Agreement, you agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale (e.g., a lock-up period after the Company goes public). This restriction will apply as long as you are providing Service to the Company or a Subsidiary.

Transfer of SAR. Prior to your death, only you can exercise this SAR. You cannot transfer or assign this SAR. For instance, you may not sell this SAR or use it as security for a loan. If you attempt to do any of these things, this SAR will immediately become invalid. You may in any event dispose of this SAR in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your SAR in any other way.

Retention Rights. Neither your SAR nor this Stock Appreciation Rights Agreement give you the right to be retained by the Company or a Subsidiary in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights. You have no rights as a stockholder of the Company until you have exercised this SAR by giving the required Notice of Exercise to the Company and paying the Exercise Price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this SAR, except as described in the Plan.

Adjustments. In the event of a stock split, a stock dividend or a similar change in the Stock, the number of Shares subject to this SAR and the Exercise Price per share may be adjusted pursuant to the Plan.

Applicable Law. This Stock Appreciation Rights Agreement will be interpreted and enforced under the laws of the State of California (without regard to choice-of-law provisions).

The Plan and Other Agreements. The text of the Plan is incorporated in this Stock Appreciation Rights Agreement by reference. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. This Stock Appreciation Rights Agreement, the Notice of Grant, the Notice of Exercise, the Grant Notification Letter and the Plan constitute the entire understanding between you and the Company regarding this SAR. Any prior agreements, commitments or negotiations concerning the SAR are superseded. This Stock Appreciation Rights Agreement, the Notice of Grant and the Notice of Exercise may be amended only by another written agreement, signed by both you and the Company.

BY SIGNING THE NOTICE OF GRANT, YOU AGREE TO ALL OF THE

TERMS AND CONDITIONS DESCRIBED IN THE NOTICE OF GRANT, THE

STOCK OPTION AGREEMENT, THE NOTICE OF EXERCISE AND THE PLAN.

EXECUTIVE RESTRICTED STOCK UNIT AGREEMENT

WEBEX COMMUNICATIONS, INC.

2000 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) together with the Notice of Grant of Restricted Stock Units (the “Notice of Grant”) to which this Agreement is attached and the applicable terms of the WebEx Communications, Inc. 2000 Stock Incentive Plan (the “Stock Plan”) contain the terms and conditions of the restricted stock unit granted to you pursuant to the Notice of Grant. The defined terms in the Stock Plan have the same meanings in this Agreement.

Payment for Stock Units	No payment is required for the Stock Units you receive.

Vesting	Subject to the terms and conditions of the Plan and this Stock Unit Agreement (the “Agreement”), your Stock Units vest in accordance with the schedule set forth in the Notice of Stock Unit Award. Vesting will be suspended during leaves of absence unless continued vesting during the leave is required by applicable law.

Forfeiture

When your common-law employment with the Company or a Subsidiary terminates for any reason, vesting of your Stock Units subject to such Award immediately stops and such Award expires immediately as to the number of Stock Units that are not vested as of the date such Service terminates.

This means that the unvested Stock Units will immediately be cancelled. You receive no payment for Stock Units that are forfeited.

The Company determines when your Service terminates for this purpose and all purposes under the Plan.

Leaves of Absence	For purposes of this Award, your Service does not terminate when you go on a military leave of absence, a sick leave of absence or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. Your Service will terminate when the approved leave of absence ends unless you immediately return to active work.

Nature of Stock Units	Your Stock Units are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue shares of Common Stock (or distribute cash) on a future date. As a holder of Stock Units, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends	Your Stock Units carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your Stock Units are settled by issuing shares of the Company’s Common Stock. No adjustments will be made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Stock Units Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any Stock Units. For instance, you may not use your Stock Units as security for a loan.

Settlement of Stock Units

Each of your Stock Units will be settled when it vests.

At the time of settlement, you will receive one share of the Company’s Common Stock for each vested Stock Unit; provided, however, that no fractional Share will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated.

Withholding Taxes and Stock Withholding	No stock certificates will be distributed to you unless any withholding taxes that may be due as a result of this award have been paid. By signing this Agreement, you authorize the Company or your actual employer to withhold all applicable withholding taxes legally payable by you. The Company, in its sole discretion, will withhold shares of Common Stock that otherwise would be distributed to you when the units are settled to satisfy the withholding obligation, but not in excess of the amount of shares necessary to satisfy the minimum withholding amount. The Fair Market Value of these shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes. You also authorize the Company, or your actual employer, to satisfy all withholding obligations of the Company or your actual employer from your wages or other cash compensation payable to you by the Company or your actual employer.

Restrictions on Resale	By signing this Agreement, you agree not to sell any shares of the Company’s Common Stock issued upon settlement of the Stock Units at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

No Retention Rights	Neither your Award nor this Agreement gives you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Stock Units covered by this Award may be adjusted pursuant to the Plan.

Beneficiary Designation	You may dispose of your Stock Units in a written beneficiary designation. A beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive any vested Stock Units that you hold at the time of your death.

Change in Control	In the event of a Change in Control (as defined in the Stock Plan), the following accelerated vesting will occur: (i) twenty five (25%) of the Stock Units subject to the Award that are not vested as of the date of the Change in Control shall become fully vested immediately upon the date of such Change in Control, and (ii) if, within one year after the effective date of the Change of Control, the surviving entity: (A) terminates your employment, (B) materially reduces your responsibilities or compensation (provided, however, that carrying on substantially the same responsibilities with respect to the business of the Company even as a division or subsidiary of a larger entity will not be deemed a material reduction of responsibilities), or (C) requires you to relocate outside of the San Francisco Bay Area as a condition of your continued employment and you decline to do so, then the remaining Stock Units subject to the Award that are not vested as of the date of the Change in Control shall become fully vested, provided however, that in order to obtain the accelerated vesting specified in clause (ii) you must remain as an employee to assist in the transition as long as your assistance is desired by the surviving entity, for a period not to exceed six (6) months from the effective date of the Change in Control (provided that your compensation is not materially reduced during such period) (“Transition Assistance Period”). Such accelerated vesting under clause (ii) shall become effective at the later of completion of the Transition Assistance Period or, if there is no such period, upon the occurrence of one of the events specified in clause (ii).

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California (without regard to choice-of-law provisions).

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE NOTICE OF GRANT, YOU AGREE TO ALL OF THE

TERMS AND CONDITIONS DESCRIBED IN THE NOTICE OF GRANT, THIS

AGREEMENT AND THE PLAN.